EXHIBIT 99.1

Terra Tech Corp.Schedules Third Quarter 2020 Earnings Release for Friday, November 6, 2020

Irvine, Ca. – October 30, 2020 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech”) or (the “Company”) today announced that it will release its Third Quarter 2020 results on Friday, November 6, 2020 after U.S. markets close.

The Company will also host a conference call on Friday, November 6, 2020 at 4:30 PM Eastern Time.

Dial-In Number:	1-857-232-0157
Access Code:	422095

Mike Nahass, CEO of Terra Tech Corp. will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with TRTC Question in the subject line. Mr. Nahass will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at https://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company's mission is to deliver top-tier cannabis and cannabinoid-based products with a focus on its core cannabis business.

1

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the "Risk Factors" section of Terra Tech's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

2